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The following is a transcript of an employee presentation and meeting conducted on September 5, 2006 by Veritas DGC, Inc. relating to the proposed merger of Veritas DGC Inc. and Compagnie Générale de Géophysique:

Town Hall Meeting: Video Web-cast script

Thierry Pilenko

September 5, 2006

FORWARD-LOOKING INFORMATION

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual outcomes may vary in material respects from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction, CGG and Veritas intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the “Registration Statements”), which will include a preliminary prospectus and related materials to register the CGG American Depositary Shares (“ADS”), as well as the CGG ordinary shares underlying such CGG ADSs, to be issued in exchange for shares of Veritas common stock, and Veritas and CGG plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Veritas, CGG, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Veritas and CGG through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Veritas by contacting Investor Relations at +1 (832) 351-882 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Veritas’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 (832) 351-882

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement / Prospectus described above. Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at  invrel@cgg.com or by telephone at +33 1 64 47 38 31].

Introduction:

Worldwide — Good morning / afternoon / evening everyone.  As you have seen in the press release filed this morning, CGG and Veritas announced today that we have signed a definitive merger agreement whereby CGG will acquire Veritas to form a combined company called CGG-Veritas

The purpose of this meeting is to give you the important facts about this transaction, let you know what to expect over the next 30 to 90 days and to provide some insight to the overall decision and process.

As you know, our strategy was not to proactively look for consolidation however CGG presented us with an unsolicited offer which after discussion became approximately 75 US$ per share in a part cash, part stock transaction as described in the release.  This is an implied premium of 33% to our 30 day average closing price of 56.25.  This is a very compelling offer for our shareholders— and we were required to consider it. It is also a tremendous compliment to the success the Veritas team has achieved. Based on the premium offered, the strategic fit between our two companies and long term value potential for the combined entity, on Monday 4th, last night our Board of Directors accepted CGG’s offer

So why did this happen?

Over the past few years, Veritas has been getting stronger — showing clear leadership in our advanced imaging technology, increasing our differentiation, leading the industry in our investments in multi-client data and deepening our relationships with key customers. Throughout the industry our people have been recognized for their innovative approach and dedication. As a result we have improved our financial performance tremendously from a revenue, operating income, cash flow and return on capital perspective. We have also clearly raised our profile in the industry.

During the same time, many of our competitors focused on efficiency or market share in the contract business.  Our strategic focus on quality — not on size, has brought us success and has also made us attractive.  Attractive to our customers, attractive to the smart people who joined our organization, attractive to the investors who purchased our stock and attractive to our peers—this is why CGG approached us.

The CGG offer and this transaction are also happening in an extraordinary period in the oil and gas industry cycle where we see a renaissance in exploration of a scale and longevity that had not been seen for decades.

Many acquisitions or mergers happen when the market is depressed or when a player is weak. These types of acquisitions typically focus on cost savings and reductions. The CGG Veritas combination is different — it is all about growth — about global reach — and creation of additional value to our customers through geoscience technologies and worldwide critical mass.  In such a strong market the most critical resource to make this a success are the people, the quality of the assets and technology and being in the right place - with the right capacity -  to capitalize on the opportunities.

Land:

This transaction also changes our course of action for our Land Acquisition business. The Land and Marine business from equipment manufacturing, through Sercel, to worldwide services is part of the long term core strategy of CGG. Therefore we believe it is in the best interest of our current and future shareholders to keep the Land Acquisition business that Veritas was in the process of divesting. We have terminated our discussion with Matco Capital .The Land employees will remain part of Veritas and will be part of this transaction with CGG.  Effective today, we will update our operations, organization and reporting structure to what we had in place prior to considering the separation.

What is Next?

Let’s focus on the next 30 to 90 days

First and foremost, it is important to say that Veritas is a public company and we must operate completely independently until the entire transactions is closed and we are in a position to legally plan the future with CGG. As an example we will file our annual report as planned in October and will continue to communicate internally and externally with customers and investors as we do today.

On Monday we signed the definitive Sales and Plan of Merger with CGG — the first major step towards finalizing this transaction — the signing of the agreement means that CGG and Veritas agree on terms and conditions for the acquisition.  We were able to reach a definitive agreement very quickly — this illustrates the respect the two companies have for each other, the alignment of our strategies and the recognition of each other’s strengths.

Over the next 90 days, we will be primarily working on going through all the formal fillings (such as anti trust) and obtaining the necessary approvals (including shareholder approvals) that are needed to close the overall transaction.

We will inform you about the progress. Currently we expect to close around the end of the calendar year 06.

During this time — from now until we close the transaction - our operational organization will remain unchanged - with the exception of the Land organization which, as I mentioned earlier, will return to the operational organization that we had in place before we started the earlier divestiture process.

Operations continue to report to Tim Wells and the Region Presidents (Colin Murdoch, Robert Hobbs and Cameron Astill) continue to report to him.

•                  In Canada, Fernando Aguilar will return to his previous position in charge of Canada operations along with NASA Land and LAM Processing.

•                  In EAME Rob Lafleur will report to Robert Hobbs.

•                  The rest of the organization is unchanged.

Tim Wells will focus on our operations today and will be gathering information to prepare for the future.

Scott Smith is the focal points for any questions you may have regarding the combination of our two companies and we will try to answer them collectively and as quickly as we can.

Deanna Goodwin will start looking at all the aspects of the integration process (systems, support, etc)

As for myself, As soon as I complete initial travels, I’ll be working on preparing the transition and the integration with both companies. My main priority will be on our people — as I know that without our talent, none of the integration benefits are achievable. My secondary focus will be our organizational requirements and on the future integration process.

During this time, it is critical that we continue to focus on our customers and on our current and future projects with the same, if not more, attention as before. I know this is difficult in a time of change, but it critical to our long term success.

The organization that we have in place today should allow for the best integration into our future operational structure of CGG-Veritas which will be in general Eastern and Western Hemisphere Operational groups supported by three worldwide product lines — Imaging, Offshore and Onshore. In fact CGG has a future organization project that is very close to the Veritas model and, has announced in the press release that in the future entity Tim Wells will manage the Western Hemisphere where Veritas has the most significant presence.

Over the next few weeks, I will be traveling with Robert Brunck Chairman of the Board and Chief Executive Officer of CGG to visit with our mutual shareholders and investors about this transaction. We will also visit our various locations to talk more about the future integration of our two organizations and to begin to answer all of the questions I know each of you will have regarding the combination our two companies. We will do our best to answer your questions as soon as possible to these questions but as stated earlier this cannot be immediate because of the legal requirement we have to be independent companies. We will, as soon as legally possible, put a plan in place that will allow us to build a combined organization and a combined 2007 business plan which will determine our objectives for 2007 as a new entity. With this transaction, we will be on a calendar year and our goal will be to build this plan for 2007 as early as legally possible and to align everyone’s objectives and rewards in the spirit of the new company

I am sure you have many questions about yourself, your job, the way we work today, and the amount of change the integration will bring — and I want to ask you, as do Robert Brunck and Tim Wells, that you keep and open mind as we go through the transition and integration process. We believe that CGG Veritas will present tremendous opportunities both as a business and for our employees as a combined company.

The culture of our company is one of open and direct communication. So please do not hesitate to ask your questions and share your issues through management channels.

There is one more point I want to stress here, ---- one of the biggest challenges we will have as we go through this process is to achieve our recruiting goals.  As mentioned earlier the combination of our two companies is all about growth — about global reach — and creation of additional value to our customers.  To achieve this we must also stay focused on hiring and keeping the best and brightest people in the industry.

To help you answer question in the hiring process I can already tell you that the compensation and benefits between our two companies are comparable as we are in a competitive market.

Concluding Remarks

Before concluding, there are two other very important points I want to cover.  Firstly, a time of change is a challenge for an organization.  It is during this time, that we all need to perform our best.  We need to support our employees and our customers and keep our focus on our business, operations and QHSES.

Secondly, I am sure you will get numerous questions from customers and suppliers.

For them Veritas will continue to focus on our service quality and will honor past and future commitments. I also encourage you to share with them any public information, such as the information in the press release, about this transaction.

Looking at the future, I believe that together our two companies have the potential to create tremendous opportunities. CGG-Veritas will be the worlds leading seismic company, well positioned to benefit from the current strong business environment and soundly positioned for the future. Together we will offer unparalleled strength and depth in people and talent, science and technology AND worldwide presence and operational expertise.

Our two companies have well aligned business strategies as well as complementary assets and customers —our strength is with International Oil Companies and theirs is with National Oil Companies.

If we look at each one of our combined businesses: in Marine we will offer the industry the worlds leading 3D fleet, in Land we have an excellent geographical and technical fit, in our multi-client libraries we have a complimentary coverage as well as the opportunity for enhanced business potential for example in combining and reprocessing Multi client data libraries. And in our Imaging business together from our people to our technology and resources we offer the industry a clear quality and innovation reference.

To conclude CGG-Veritas will be leading the technological advance in the geophysical industry, but I know this will not be possible without the passion for excellence that our people brought to the industry and to Veritas — Passion that made us the success that we are today.

Thank you for your time today and a copy of this presentation will shortly be available on VeritasLIVE.